Exhibit 10.14

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

PATENT ASSIGNMENT AND LICENSING AGREEMENT

[****]

by and between

BOEHRINGER INGELHEIM INTERNATIONAL GMBH

hereinafter “BII”

and

Xynomic pharmaceuticalS, INC.

hereinafter “Xynomic”

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

LIST OF EXHIBITS

Exhibit 1.5	Assigned Patents
Exhibit 1.25	Development Compound
Exhibit 2.1	Assignment Form
Exhibit 3	Transferred Data
Exhibit 4.2	Xynomic BI 882370 Development Plan

i

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

PATENT ASSIGNMENT AND LICENSING AGREEMENT

This Patent Assignment and Licensing Agreement (“Agreement”) is entered into on the date of last signature hereto (“Effective Date”)

by and between

Boehringer Ingelheim International GmbH (“BII”), a German limited liability company, with offices at Binger Straße 173, 55216 Ingelheim am Rhein, Germany; and

Xynomic Pharmaceuticals, Inc. (“Xynomic”), a Wyoming corporation with offices at 1910 Thomes Avenue, Cheyenne, WY 82001.

BII and Xynomic may be referred to as individually a “Party”, and collectively the “Parties”.

RECITALS

A.	WHEREAS, BII is a global pharmaceutical company within the Boehringer Ingelheim group of companies;

B.	WHEREAS, XYNOMIC is a biotech company focused on the development of innovative treatments for human diseases;

C.	WHEREAS, BII has terminated its activities in relation to the B-raf serine/threonine protein kinases inhibitor program (the “Development Program”) for the treatment of oncological diseases and reallocating its R&D and other personnel working on this program. Accordingly, BII is willing to assign and transfer to XYNOMIC its technology (including all Assigned Patents) related to the Development Program and to grant to XYNOMIC under the Licensed Know-how an exclusive, worldwide, royalty-bearing license to Develop, Manufacture and Commercialize Products in the Field during the Term, and XYNOMIC is willing to further Develop, Manufacture and Commercialize Products in the Field during the Term (terms as defined below) and to make certain upfront, milestone and royalty payments in exchange for such transfer and license.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

NOW, THEREFORE, in consideration of the mutual covenants, agreements and stipulations set forth herein, the receipt and legal sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS.

For purposes of this Agreement, the following capitalized terms shall have the following meanings, whether used in the singular or plural:

1.1	“Accounting Standards” shall mean the maintenance of records and books of accounts in accordance with International Financial Reporting Standards (IFRS) or Generally Accepted Accounting Principles (GAAP) of an applicable jurisdiction, which standards or principles (as applicable) are currently used at the relevant time, and consistently applied by the applicable Party.

1.2	“Affiliate” shall mean, with respect to a Party, any Person which, at the time such determination is being made, is controlled by, controlling or under common control with such Party. As used in this definition, the term “control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting rights (e.g., fifty per cent (50%) or more of the equity, the ordinary voting power or the general partnership interest), by contract or otherwise.

1.3	“Agreement” shall have the meaning given in the Preamble.

1.4	“Applicable Laws” shall mean all applicable provisions of all statutes, laws, rules, regulations, administrative codes, ordinances, decrees, orders, decisions, guidance documents, injunctions, awards, judgments, and permits, including licenses of or from Regulatory Authorities and any rules, regulations, guidelines or other requirements of national and international patent offices and Regulatory Authorities, each as in effect from time to time.

1.5	“Assigned Patents” shall mean the Patents listed in Exhibit 1.5.

1.6	“BII Party” shall have the meaning given in Section 12.2.

1.7	“BII Losses” shall have the meaning given in Section 12.2.

1.8	“BII Claim” shall have the meaning given in Section 12.2.

1.9	“Breaching Party” shall have the meaning given in Section 13.1.3.1.

1.10	“Business Day” shall mean any day other than Saturday, Sunday or any other day on which commercial banks in Ingelheim am Rhein, Germany or Wyoming, United States of America are authorized or required by law to remain closed.

1.11	“Calendar Quarter” shall mean a period of three calendar months ending on 31 March, 30 June, 30 September or 31 December in any calendar year.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

1.12	“Calendar Year” shall mean a one-year period beginning on January 1st and ending on December 31st.

1.13	“CFDA” shall mean China Food and Drug Administration and any successor agency or authority having substantially the same function.

1.14	“China” means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong, Macao and Taiwan.

1.15	“CMO” shall mean a contract manufacturing organization.

1.16	“Combination Product” shall have the meaning given in Section 1.44.

1.17	“Commercialization” shall mean any and all activities directed to the preparation for sale of, offering for sale of, or sale of the Product, including activities related to marketing, promoting, distributing, importing and exporting the Product, and interacting with Regulatory Authorities regarding any of the foregoing. For the avoidance of doubt, “Commercialization” shall not include the Manufacture of Product. When used as a verb, to “Commercialize” and “Commercializing” shall mean to engage in Commercialization, and “Commercialized” has a correlative meaning.

1.18	“Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by, and the resources to be employed by, a Party with respect to any objective, the reasonable, diligent and good faith efforts, and commercially reasonably financial investment to accomplish such objective as such Party or a company with a corresponding industry focus, size and global reach would normally use to accomplish a similar objective under similar circumstances. It is understood and agreed that with respect to the Development and Commercialization of Product by XYNOMIC, such efforts shall be substantially equivalent to those efforts and resources commonly used by XYNOMIC or a company with a corresponding industry focus, size and global reach, for pharmaceutical development candidates or products owned by it or to which it has rights, which development candidate or product is at a similar stage in its development or product life and is of similar market potential, taking into account all scientific, commercial and other factors that XYNOMIC or a company with a corresponding industry focus, size and global reach would take into account, including efficacy, safety, expected and actual cost and time to develop, expected and actual profitability, approved labelling, the competitiveness of alternative products in the marketplace, the expected and actual market exclusivity (including patent and other proprietary position and regulatory exclusivity) of the Product, the expected and actual amounts of marketing and promotional expenditures and the likelihood of receipt of a Regulatory Approval given the Regulatory Authority involved.

1.19	“Competing Product” shall have the meaning given in Section 5.3.

1.20	“Compounds” shall mean [****].

1.21	“Confidential Information” shall mean all information non publicly available, including:

(a)	the existence and terms of this Agreement and any discussions and negotiations in relation to the subject matter of this Agreement;

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

(b)	the Licensed Know-How and Results; and

(c)	Development Data relating to the Compounds and Products, the Field, or the business, affairs, research and development activities, results of pre-clinical and clinical trials, national and multinational regulatory proceedings and affairs, finances, plans, contractual relationships and operations of the Parties including reports and other information provided pursuant to Section 6 (Reporting).

1.22	“Control” or “Controlled” shall mean with respect to the subject item or right, the ability (whether by ownership, license or otherwise, other than pursuant to this Agreement) of a Party to grant to the other Party access or a license as provided herein under such item or right without violating the terms of any agreement or other arrangement with any Third Party.

1.23	“CRO” shall mean a contract research organization.

1.24	“Development” shall mean all research, non-clinical and clinical testing and drug development activities conducted in respect of the Compounds and Products, including those necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining Regulatory Approvals and to successfully Develop, Manufacture and Commercialize the Products for use in the Field. “Development” shall include test method development and stability testing, formulation development, delivery system development, non-clinical testing, mechanism studies, toxicology, pharmacokinetics, clinical trials, quality assurance/quality control, regulatory affairs activities, statistical analysis and report writing, submission of documents for obtaining Regulatory Approvals, market research and pharmacoeconomic studies.

1.25	“Development Compounds” shall mean [****]

1.26	“Development Data” shall mean any non-clinical or clinical data relating to the Development or the use of the Compounds and Products in the Field, including but not limited to results, pre-clinical, clinical, safety, manufacturing and quality control data and information (in-cluding trial designs and protocols), registration (IND/regulatory) dossiers, assay and biological methodology, any reports of non-clinical studies and clinical trials, and all other documentation containing or embodying such data.

1.27	“Development Plan” shall have the meaning given in Section 4.2.

1.28	“Development Program” shall have the meaning given in the Preamble.

1.29	“Disclosing Party” shall have the meaning given in Section 11.1.

1.30	“Effective Date” shall have the meaning given in the Preamble.

1.31	“EMA” shall mean the European Medicines Agency and any successor agency or authority having substantially the same function.

1.32	“Family Compound” shall mean [****]

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

1.33	“FDA” shall mean the United States Food and Drug Administration and any successor agency or authority having substantially the same function.

1.34	“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.35	“Field” shall mean the diagnosis, prevention or treatment of any and all diseases or conditions in humans or animals.

1.36	“First Commercial Sale” shall mean, on a country-by-country and Product-by-Product basis, the first sale by XYNOMIC, its Affiliates or Sublicensees in an arm’s length transaction of such Product to a Third Party other than a Sublicensee in such country in exchange for cash (or some equivalent to which value can be assigned) after Marketing Authorization for such Product has been granted in such country. XYNOMIC providing access to Products in a country prior to receipt of the Marketing Authorization for such Product in such country, for carrying out approved “treatment IND programmes,” “named patient programmes,” and “compassionate use programmes” shall not be construed as a First Commercial Sale.

1.37	“IND” means an application filed with a Regulatory Authority for authorization to commence human clinical studies, including (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA, (b) any clinical trial application or other equivalent of a United States IND in other countries or regulatory jurisdictions, and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

1.38	“Intellectual Property” shall mean any and all Know How (including copyright and other rights therein), Patents, trademarks, design rights and other rights in designs, copyrights, database rights, and all other intellectual property rights in each case whether registered or unregistered, and including applications for the grant of any such rights and rights of renewal in respect of any such rights, and all other forms of protection having similar or equivalent effect in any part of the world.

1.39	“Invoice” means an invoice sent by BII to XYNOMIC with respect to any payment due hereunder.

1.40	“Know-How” shall mean all technical, scientific, and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other materials, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information and materials, including study designs and protocols; assays; and biological methodology; in each case solely to the extent confidential and, proprietary and in written, electronic or any other form.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

1.41	“LIBOR” means the London Interbank Offered Rate for deposits in United States Dollars having a maturity of one month published by the British Bankers’ Association, as adjusted from time to time on the first London business day of each month.

1.42	“Licensed Know-How” shall mean all Know-How [****].

1.43	“Manufacture” shall mean all activities related to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, labeling, shipping and holding of the Product, or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance, and quality control. For clarity, Manufacturing does not include Commercialization.

1.44	“Marketing Authorization” shall mean the Regulatory Approval which is required to Commercialize a Product in a particular country or region in the Territory, including, where applicable, (a) pricing or reimbursement approval in such country or region, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), and (c) labeling approval. For the avoidance of doubt, Market Authorization shall include a provisional or conditional approval provided and as long as it grants the right to Commercialize a Product.

1.45	“Net Sales” means [****]

1.46	“Non-Breaching Party” shall have the meaning given in Section 13.1.3.1.

1.47	“Patents” shall mean (a) all national, regional and international patents and patent applications (including provisional patent applications) worldwide; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisions, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models (Gebrauchsmuster), petty patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations, extensions (including any patent term adjustments, patent term extensions, supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)); and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.48	“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

1.49	“Phase I Clinical Trial” shall mean a study of a Product in human volunteers or patients principally for determining initial tolerance, safety and/or pharmacokinetic (including, inter alia, drug-drug interactions and food effects) as well as first preliminary efficacy information in single dose, single ascending dose, multiple dose and/or multiple ascending dose regimens.

1.50	“Phase II Clinical Trial” means a human clinical trial conducted in any country that meets the requirements of 21 CFR §312.21(b). By way of example and not limitation, a Phase II Clinical Trial is usually a well controlled clinical study in patients designed to assess early efficacy (“proof-of-concept”) or to gain dose-ranging information about an investigational drug, along with product safety data. For clarity, a Phase II Clinical Trial may also represent the second part of a combined Phase Ib/II clinical study or the initial part of a combined Phase II/III clinical study.

1.51	“Phase III Clinical Trial” shall mean, with respect to the United States, any human clinical trial, that, if the defined end-points are met, is intended to be a pivotal trial for obtaining Regulatory Approval in the indication being studied or to otherwise establish safety and efficacy in patients with the indication being studied for purposes of filing for Marketing Authorization with the FDA as required under 21 C.F.R. §312.21(c), or, with respect to a jurisdiction other than the United States, an equivalent clinical study. In the event that a human clinical trial that would otherwise meet the definition of a Phase II Clinical Trial would, if the defined end-points are met, be sufficient to obtain Marketing Authorization in the indication being studied then, for the purposes of this Agreement, such trial shall be considered a Phase III Clinical Trial. For clarity, a Phase III Study may also represent the second part of a combined Phase IIb/III clinical study.

1.52	“PMDA” shall mean the Pharmaceuticals and Medical Devices Agency of Japan and any successor agency or authority having substantially the same function.

1.53	“Product” shall mean any product containing a Development Compound or any Family Compound; for clarification, all Products containing the same Compound shall be considered one Product.

1.54	“Receiving Party” shall have the meaning given in Section 11.1.

1.55	“Recognized Agent” shall mean any Third Party who distributes products directly to customers in countries where XYNOMICS has no Affiliate or Sublicensee.

1.56	“Regulatory Approval(s)” shall mean and include any license, permit, authorization and approval of, and registration, filing and other notification to, any Regulatory Authority within the Territory, which grant the approval to Develop, Manufacture and/or Commercialize a Product in a particular country or region in the Territory. For the avoidance of doubt, Regulatory Approvals shall include a provisional or conditional approval provided and as long as it grants the right to Develop, Manufacture and Commercialize a Product. Regulatory Approvals shall include Marketing Authorizations.

1.57	“Regulatory Authority” shall mean any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in each country or jurisdiction in the Territory involved in the reviewing, granting or revoking of Regulatory Approvals for the Products. Regulatory Authorities include, without limitation, FDA, EMA, CFDA and PMDA.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

1.58	“Results” shall have the meaning given in Section 10.1.

1.59	“Royalties” shall have the meaning given in Section 8.2.

1.60	“Royalty Period” shall have the meaning given in Section 8.7(iv).

1.61	“Royalty Term” shall have the meaning given in Section 8.4.

1.62	“Senior Managers” shall mean in the case of BII, a senior representative of BII for the then current phase of the Product, and in the case of XYNOMIC, Y. Mark Xu, the Chief Executive Officer.

1.63	“Sublicensee” shall mean any Third Party licensee (aside from a Party's Affiliates and any Third Party contractors used by a Party in the Development, Manufacture or Commercialization of the applicable Compound or Product on a Party's behalf) which obtains rights to use the Assigned Patents, Licensed Know-How or Results for the Development, Manufacture and/or Commercialization of Compounds and/or Products, regardless of whether such license is granted by a Party, its Affiliates, its licensees or any Sublicensee.

1.64	“Tax Law” shall mean any applicable law, rule or regulation of any government entity, or judgment, order, writ, decree, permit or license of any government entity of competent jurisdiction that, in each case, relates to taxes or other similar assessments or charges of any kind whatsoever (including, but not limited to, withholding on amounts paid to any person).

1.65	“Term” shall have the meaning given in Section 13.1.1.

1.66	“Territory” shall mean the entire world.

1.67	“Third Party” means an entity other than (i) BII or any of its Affiliates or (ii) XYNOMIC or any of its Affiliates or Sublicensees.

1.68	“Third Party License” shall mean a license with respect to the Assigned Patents or Licensed Know-How granted by BII to a Person other than XYNOMIC or its Affiliates.

1.69	“United States” or “US” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.70	“Upfront Payment” shall have the meaning given in Section 8.1(a).

1.71	“Valid Claim” shall mean with respect to a particular country, and in each case to the extent contained within an Assigned Patent, any claim of an issued and unexpired patent in such country that (i) has not lapsed or been revoked, has not been held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction, which decision is un-appealable or un-appealed within the time allowed for appeal; and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, post grant review or disclaimer or otherwise in such country.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

1.72	“Xynomic Party” shall have the meaning given in Section 12.2.

1.73	“Xynomic Losses” shall have the meaning given in Section 12.2.

1.74	“Xynomic Claim” shall have the meaning given in Section 12.2.

The word “including” or any variation thereof means “including without limitation” or any variation thereof and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.

2.	ASSIGNMENT AND LICENSE.

2.1	Assignment. Conditional upon receipt by BII of the Upfront Payment made by XYNOMIC as agreed upon in Section 8.1 below, BII assigns and transfers to XYNOMIC the Assigned Patents, and XYNOMIC accepts such assignment and transfer. An Assignment Form is attached to this Agreement as Exhibit 2.1. XYNOMIC shall register and record the transfer of ownership right of the Assigned Patents with the competent patent offices worldwide, at its own cost and BII shall provide, and shall cause its Affiliates and agents to provide, all assistances reasonably requested by or on behalf of XYNOMIC for registering or recording the foregoing transfer.

BII retains an exclusive, cost-free, perpetual, worldwide, transferrable and sublicenseable (in multiple tiers) right to use the Assigned Patents solely for BII’s and its Affiliates’ internal preclinical research purposes. For clarity, BII shall not transfer or sublicense its right to use any of the Assigned Patents to any Person that is not an Affiliate of BII for any purpose.

2.2	License Grant. BII hereby grants to XYNOMIC, during the term of this Agreement and in accordance with the terms and conditions of this Agreement, and XYNOMIC hereby accepts, an exclusive (subject to BII’s right to use the Licensed Know-How for BII’s and its Affiliates’ internal preclinical research purposes), royalty-bearing, non-transferable license to the Licensed Know-How, to Develop, Manufacture and Commercialize Products in the Field in the Territory.

2.3	Right to Sublicense. XYNOMIC is entitled to sublicense its rights under Section 2.2, to any of its Affiliates, provided that it shall inform BII of such sublicense. Any sublicense to a Third Party by XYNOMIC of its rights with respect to [****]. Any sublicense is subject to the sublicense agreement containing terms and conditions that are not inconsistent with those contained in this Agreement, and shall include, inter alia, provisions regarding confidentiality, indemnification, audit, record-keeping, termination and consequences of termination for BII's protection that are consistent with the corresponding terms and conditions provided herein. XYNOMIC shall remain liable to BII for all obligations under this Agreement, including its obligation to pay any amounts due on account of sales or other disposition of Compounds and Products by Sublicensees. XYNOMIC shall send to BII a copy of the signed sublicensing agreement within [****] after its execution; subject to reasonable redaction of confidential information. The Parties acknowledge that any and all information provided by XYNOMIC to BII under this Section 2.3 shall be deemed to be Confidential Information of XYNOMIC and shall be subject to the terms of Section 11.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

2.4	Termination of Sublicenses. If this Agreement is terminated [****] the Parties agree that each Sublicensee’s license [****] shall survive if the relevant Sublicensee agrees in writing to be bound by all of the terms of this Agreement [****]. Upon BII’s request, BII and such Sublicensee shall formalize such surviving sublicense by executing a direct license under the Licensed Know-How, [****]

2.5	No Additional Rights. Nothing in this Agreement shall be deemed or implied to be, and the Parties disclaim all implied rights to, the grant by BII to XYNOMIC of any right, title or interest in any product, Intellectual Property, any formulation technology, operating procedures, marketing materials or strategies, intangibles, material or proprietary rights of BII, except as are expressly set forth in this Agreement or provided in the Assignment Form.

3.	TECHNOLOGY AND DATA TRANSFER.

3.1	Data Transfer. [****] BII shall transfer to XYNOMIC an electronic data package relating to Development Compounds [****]

3.2	Know-How Transfer Assistances. [****] BII shall answer questions and provide clarifications to XYNOMIC or its designee on any Know-How transferred to XYNOMIC or its designee pursuant to Section 3.1 above or otherwise assist them to complete the Know-How transfer [****] BII shall answer questions and provide clarifications to XYNOMIC or its designee on any Know-How transferred to XYNOMIC or its designee pursuant to Section 3.1 above and BII will charge a fee for providing such assistances at a fixed hourly rate of [****]

4.	DEVELOPMENT

4.1	Diligence. XYNOMIC shall be solely responsible for, and - subject to the requirements in this Agreement - has full decisional power with respect to, the Development of Products in the Field in the Territory, and XYNOMIC shall use Commercially Reasonable Efforts to Develop the Products in the Field in the Territory. XYNOMIC shall bear all costs related to such Development, including the Manufacture of Compounds and Products required for such Development, in accordance with this Section 4. XYNOMIC shall perform its obligations and the defined Development activities in a timely manner and in accordance with Applicable Laws.

4.2	Development Plan. The Development activities shall be performed by XYNOMIC and/or a CRO or CMO in accordance with the development plan in Exhibit 4.2 (“Development Plan”). XYNOMIC shall use its Commercially Reasonable Efforts to perform the Development within the timelines set forth in the Development Plan. The Parties shall agree to good faith amendments to the Development Plan in light of any business, strategic, technical, safety, efficacy, regulatory or commercial reasons.

4.3	Subcontractors. The Parties agree that XYNOMIC has the right to engage CROs and CMOs to take over certain Development activities. XYNOMIC shall inform BII in writing promptly after the engagement of a CRO or CMO. All costs of the CROs and CMOs relating to the Development of the Compounds and the Products shall be borne by XYNOMIC.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

4.4	Development Milestones. XYNOMIC shall use its Commercially Reasonable Efforts to achieve or cause its Sublicensees to achieve the following development milestones for pre-clinical research and clinical Development (each a “Development Milestone”):

(a)	[****]

(b)	[****]

(c)	[****]

(d)	[****]

(e)	[****]

(f)	[****]

5.	COMMERCIALIZATION

5.1	Diligence Obligations. XYNOMIC shall be solely responsible for the Commercialization of Products in the Field in the Territory, and will use its Commercially Reasonable Efforts to Commercialize the Products in the Field. Without limiting the generality of the Commercially Reasonable Efforts obligations under this Section 5.1, XYNOMIC shall

(a)	when appropriate, based on satisfactory data obtained during the Development, use its Commercially Reasonable Efforts to secure all required Marketing Authorizations and reimbursement authorizations [****];

(b)	be responsible for timely filing all applications, reports and other documents required to be filed in order to obtain and maintain any Marketing Authorizations for Products;

(c)	use its Commercially Reasonable Efforts to make the First Commercial Sale [****]; and

(d)	conduct post-marketing surveillance studies (Phase 4), if required;

5.2	Costs. XYNOMIC shall bear any and all costs regarding the Commercialization of the Compound and Products in the Field, including the costs of its own commercial supplies of and the post-marketing surveillance studies (Phase 4).

5.3	Competing Products. In the event XYNOMIC, any of its Affiliates or any of its Sublicensees outside the scope of this Agreement commences clinical trials or Commercializes any product [****]

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

6.	REPORTING.

6.1	Development Reporting. XYNOMIC shall inform BII on an [****] basis on the activities performed and any Results achieved or generated during its Development of the Products.

6.2	Commercialization Reporting. After the First Commercial Sale of Products by XYNOMIC, its Affiliate or Sublicensee, XYNOMIC shall furnish BII with [****] reports [****]. Each such [****] report shall (i) be furnished to BII [****]

7.	REGULATORY MATTERS.

7.1	Regulatory Matters. XYNOMIC shall be solely responsible for, and - subject to the requirements in this Agreement - has full decisional power with respect to, all regulatory matters including the filing for approvals for the Compound and Products in the Field, and shall own, directly or through an Affiliate, all Regulatory Approvals.

7.2	Pharmacovigilance. XYNOMIC shall be solely responsible for, have in place and will maintain until the expiration (or earlier termination) of this Agreement (or, as applicable, until the obligations intended to survive termination of this Agreement have been fulfilled) systems, procedures, training programs and documentation needed to perform and comply with all pharmacovigilance regulatory obligations concerning all Products in the countries where Products are Commercialized or otherwise used by XYNOMIC. XYNOMIC shall ensure compliance with all Applicable Laws regarding the Compounds and Products relating to risk management, drug safety and pharmacovigilance.

8.	PAYMENT AND PAYMENT TERMS.

8.1	Upfront and Milestone Payments. In partial consideration for the assignment and transfer of the Assigned Patents and the licenses granted under this Agreement, XYNOMIC agrees to pay to BII the following upfront payment, development milestone payments and commercial milestone payments:

(a)	Upon execution of this Agreement, XYNOMIC shall pay to BII the following upfront payment:

Three hundred thousand US Dollars (US$ 300,000) (the “Upfront Payment”)

(b)	In addition to the payment above, XYNOMIC will pay to BII milestone payments as follows:

(i)	Upon first dosing of a patient in Phase I Clinial Trial in the US or China:

One Million seven hundred thousand US Dollars (US$ 1,700,000)

(ii)	Upon first dosing of a patient in a pivotal Phase III Clinial Trial in the first indication in the US or China:

Four Million US Dollars (US$ 4,000,000)

(iii)	Upon first dosing of a patient in a pivotal Phase III Clinial Trial in a second indication in the US or China:

Two Million US Dollards (US$ 2,000,000)

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

(iv)	Upon the grant of the first Marketing Authorization of the first indication in the US:

Seven Million US Dollars (US$ 7,000,000)

(v)	Upon the grant of the first Marketing Authorization of the first indication in China:

Three Million US Dollars (US$ 3,000,000)

(c)	The milestone payments above will be made only for the first achievement of a given milestone by a Product, regardless of where the relevant milestone event occurs with respect to more Products.

(d)	XYNOMIC shall inform BII in writing on the occurrence of a milestone event under Section 8.1(b) as soon as possible, but in no event later than [****]

(e)	[****]

8.2	Royalties. Subject to Sections 8.5 and 9.11, in further consideration for the assignment and transfer of the Assigned Patents and the licenses granted under this Agreement, XYNOMIC shall pay to BII royalties on aggregate Net Sales in the Territory of each Product during a given Calendar Year at the following royalty rates (“Royalties”):

(a)	[****]

(b)	[****]

(c)	[****]

8.3	Net Sales. The Royalties shall be calculated on the basis of the global annual Net Sales, which in their turn shall be calculated on a Product by Product and country-by-country basis from the First Commercial Sale until the expiration of the Royalty Term.

8.4	Royalty Term. XYNOMIC’s obligation to pay Royalties shall begin, on a country-by-country and Product by Product basis, with the First Commercial Sale of such Product in such country, and shall expire, on a country-by-country and Product-by-Product basis upon the latter of (“Royalty Term”):

8.4.1	the date on which such Product is no longer covered by a Valid Claim of an Assigned Patent;

8.4.2	the date on which such Product is no longer covered by any other governmental grant of exclusivity (e.g., data, regulatory or marketing exclusivity) in such country in the indication; or

8.4.3	ten (10) years from first launch of the respective Product in the country in the indication, provided the Licensed Know-How is still proprietary, or such Licensed Know-How is no longer proprietary owing to a breach of XYNOMIC's confidentiality obligations hereunder or such obligations of its Affiliates or Sublicensees.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

8.5	Royalty Reductions. In the event Royalties are payable [****], then the Royalty otherwise payable for such Product in such country will be reduced in such country by [****] (the “Reduced Royalty Rate”).

8.6	Blended Rates. The Parties acknowledge and agree that [****]

8.7	Payment Terms.

(i)	All payments made hereunder between the Parties shall be made in US Dollars. Payments hereunder shall be paid by wire transfer, or electronic funds transfer in immediately available funds to a bank account designated by BII.

(ii)	Upfront Payment. The Upfront Payment shall be due and payable [****] after the later of (i) the Parties’ execution of this Agreement by facsimile or email transmission, and (ii) XYNOMIC’s receipt of an Invoice of such amount from BII; provided that such amount shall not become payable until such time as XYNOMIC has received a duly signed original of the Agreement by BII.

(iii)	Milestone Payments. Each milestone payment shall be due and payable to BII [****] after receipt of an Invoice from BII, which shall be provided to XYNOMIC as soon as practicable after XYNOMIC has notified BII that the particular milestone has been achieved (whether achieved by or on behalf of XYNOMIC or any of its Affiliates or Sublicensees). XYNOMIC will notify BII [****] after the achievement of any milestone event for which a payment to BII is required under Section 8.1 and BII shall send to XYNOMIC an Invoice for the corresponding milestone payment.

(iv)	Royalty Payments. Royalties shall be paid on a [****] basis (“Royalty Period”). Within [****], XYNOMIC shall calculate the Royalty payments owed to BII and shall remit to BII the amount owed to BII. All Royalty payments shall be computed by converting the Net Sales in each country in the Territory into the currency of US Dollars, using the monthly exchange rates as customarily used by BII in its regular accounting system. [****].

8.8	Reports. Each Royalty payment shall be accompanied by a written report describing the Net Sales of the Product sold by or on behalf of XYNOMIC, its Affiliates and Sublicensees during [****] in each country in the Territory in which such Product occurred in the [****] covered by such statement, specifying: the gross sales (if available) and Net Sales in each country’s currency, including an accounting of deductions taken in the calculation of Net Sales; the applicable exchange rate to convert from each country’s currency to US Dollars; and the Royalties payable in US Dollars.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

8.9	Records. XYNOMIC shall keep (and shall cause its Affiliates and Sub-Licensees to keep) complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit BII to confirm the accuracy of all Royalty payments reported for [****] following the end of the Calendar Year to which they pertain. BII shall have the right to cause an independent, certified public accountant reasonably acceptable to XYNOMIC (the “Auditor”) to audit such records solely to confirm Net Sales and Royalty payments for a period covering [****], provided that such audits may not be performed more than once a year. Such audits may be exercised during normal business hours upon reasonable prior written notice to XYNOMIC. The Auditor will execute a reasonable written confidentiality agreement with XYNOMIC and will disclose to BII only such information as is reasonably necessary to provide BII with information regarding any actual or potential discrepancies between amounts reported and actually paid and amounts payable under this Agreement. The report of the Auditor will include the methodology and calculations used to determine the results, will be delivered to BII and XYNOMIC at the same time, [****] after delivery to both Parties, it being understood that BI will have the right during [****] period to discuss the report with the Auditor. In the event the Parties are not in alignment after such [****] period, either Party may refer this matter for resolution in accordance with Section 8.10 below. BII shall bear the full cost of such audit unless the report of the Auditor discloses an undisputed underpayment by XYNOMIC [****]. XYNOMIC shall pay the amount of any underpayment disclosed in the undisputed Auditor’s report, together with interest thereon calculated pursuant to Section 8.10 to BII [****] after delivery to the Parties of the final Auditor’s report. If such final Auditor’s report discloses an overpayment by XYNOMIC of the amounts payable hereunder, BII shall reimburse such overpayment to XYNOMIC [****] after delivery to the Parties of the final Auditor’s report. Upon the expiration [****] following the end of any Calendar Year, the calculation of Royalty payments with respect to such Calendar Year shall be binding and XYNOMIC shall be released from any liability and obligation with respect to payments for such Calendar Year except in the case of fraud or willful deceit.

8.10	Audit Dispute. In the event of a dispute with respect to any audit under Section 8.9, BII and XYNOMIC shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute [****] the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by the Parties(the “Audit Arbitrator”). The decision of the Audit Arbitrator shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Audit Arbitrator shall determine. [****] after such decision and in accordance with such decision, XYNOMIC shall pay the additional amounts, with interest from the date originally due as provided in Section 8.12, or BII shall reimburse the overpayment, as applicable.

8.11	Taxes.

8.10.1	If withholding of any taxes imposed by local laws or regulations of the country where one of the contractual partners has its registered office is required on account of any royalties and other payments paid under this Agreement, such taxes shall be borne by XYNOMIC. All payments by XYNOMIC shall be made free and clear of and without any deduction for or on account of withholding taxes. In case XYNOMIC is required to make such a payment subject to the deduction of local withholding taxes, the sum payable by XYNOMIC shall be increased to the extent necessary to ensure that BII receives a sum net of any withholding or deduction of taxes equal to the sum which it would have received in case no such deduction or withholding of taxes has been made or required to be made.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

8.10.2	If XYNOMIC causes withholding taxes by sublicensing rights or services to affiliates or other third parties not being party of this contract or by paying from other countries other than the registered office of XYNOMIC, [****]. For avoidance of doubt, BII does not accept foreign withholding taxes from countries BII is not directly contracted with or does not directly receive payments from.

8.10.3	All payments payable under the terms of this Agreement are expressed to be exclusive of value added tax (“VAT”), which will be invoiced separately or as a separate line item on the same invoice, and paid at the rate and in the manner from time to time prescribed by Tax Law. If any VAT is chargeable in respect of any payments, the paying Party shall pay such VAT at the applicable rate in respect of such payments following receipt, where applicable, of an VAT invoice in the appropriate form issued by the receiving Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with VAT requirements and irrespective of whether the sums may be netted for settlement purposes. If the VAT originally paid or otherwise borne by the paying Party are in whole or in part subsequently determined not to have been chargeable, all necessary steps will be taken by the receiving Party to receive a refund of these undue VAT from the applicable governmental authority or other fiscal authority and any amount of undue VAT repaid by such authority to the receiving Party will be transferred to the paying Party [****] of receipt.

8.12	Overdue Payments. Payments due under this Agreement and not paid [****] after the due date shall bear interest at an annual rate [****]

8.13	Financial Standards. All financial terms and standards (including any calculation of Net Sales, Development costs and financial payments due under this Agreement) shall be governed by and determined in accordance with Accounting Standards and shall be consistent with XYNOMIC’s audited consolidated financial statements. Notwithstanding the above and notwithstanding the requirements or principles of the Accounting Standards, Net Sales shall be calculated in accordance with the formula specified in Section 1.46.

8.14	Confidentiality. All information provided by or on behalf of XYNOMIC to BII under this Section 8 shall be deemed Confidential Information of XYNOMIC and BII shall protect it in accordance with the confidentiality and non-use provisions of Section 11.

9	INTELLECTUAL PROPERTY.

9.1	Execution of Assignment Documents

At the Effective Date XYNOMIC shall provide to BII the partially executed (by XYNOMIC) assignment document (including the Assignment Form set forth in Exhibit 2.1 hereof) for transfer of the Assigned Patents (the “Assignment”), and BII shall fully execute and deliver the Assignment as soon as reasonably possible following receipt of the Upfront Payment.

9.2	Patent Transfer. Within [****] after receipt of the Upfront Payment BII shall provide XYNOMIC with copies of the patent files of all Assigned Patents available at BII on the Effective Date (via electronic delivery) except for such files kept with the local patent representatives which shall remain with the respective representative until further instruction from XYNOMIC.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

9.3	Local Patent Representatives. BII shall inform in writing all of its local patent representatives in the Territory within twenty [****] after receipt of the Upfront Payment that: (i) the Assigned Patents have been assigned to XYNOMIC, (ii) any future correspondence and further invoices regarding the Assigned Patents should be directly sent to XYNOMIC and (iii) local patent representatives immediately inform XYNOMIC about the further due dates related to Assigned Patents. BII shall forward to XYNOMIC any correspondence it nevertheless receives from its local patent representatives or any patent offices regarding the Assigned Patents.

Within [****] after receipt of the fully executed Assignment XYNOMIC shall authorize a European and an US patent attorney and inform BII of his/her names.

9.4	Maintenance and Prosecution of the Assigned Patents. BII will remain responsible for the maintenance and prosecution of the Assigned Patents until the Assignment is executed and delivered by both Parties (the “Assignment Date”). BII will pay all prosecution fees, maintenance fees and/or such other fees due and required by the relevant patent offices for maintenance of the Assigned Patents on or prior to the Assignment Date and will pay all bills and invoices for work performed on or prior to the Assignment Date in connection with the maintenance and/or prosecution of the Assigned Patents. If BII receives any bills or invoices for such work performed after the Assignment Date, then BII will forward to XYNOMIC such bills or invoices for payment by XYNOMIC and BII shall have no liability for XYNOMIC’s failure to timely pay such bills or invoices. For clarity, work relating to the transfer of the Assigned Patents to XYNOMIC, whether performed before or after the Effective Date shall not constitute work performed in connection with the maintenance or prosecution of the Assigned Patents prior to the Assignment Date for purposes of this Section. XYNOMIC will start to be responsible for the maintenance and prosecution of the Assigned Patents as from the Assignment Date.

9.5	Prosecution. Except as otherwise provided in this Agreement, XYNOMIC shall be responsible for, and – subject to the terms of this Agreement - has full decisional power with respect to, preparing, filing, prosecuting and maintaining, throughout the world, all of the Assigned Patents, provided, however, that XYNOMIC shall inform BII on an at least annual basis about the status of the Patents and of the patent prosecution of all Assigned Patents. XYNOMIC shall provide upon BII’s written request any substantive communications with the competent patent offices. In case of difficulties in obtaining protection for any Product or Development Compound in US, the United Kingdom, France, Germany, Spain, Japan or China by any of the Assigned Patents XYNOMIC shall timely inform BII. XYNOMIC shall keep BII advised in case XYNOMIC intends to amend the scope of any of the Assigned Patents such that a Product might no longer be covered by the amended claim and give BII reasonable opportunity to review and comment upon the text of any communication with the competent patent offices for Assigned Patents, and that XYNOMIC shall not unreasonably refuse to address any of BII's comments. XYNOMIC shall use Commercially Reasonable Efforts to prosecute and maintain these Assigned Patents.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

9.6	Royalties. The Parties agree that the assignment and transfer of the Assigned Patents shall only facilitate the prosecution, maintenance and exploitation of these Assigned Patents and shall not affect the term of the Royalty payments. Accordingly, as long as these Assigned Patents contain a Valid Claim, XYNOMIC shall be obligated to pay Royalties thereon.

9.7	Discontinuance. If XYNOMIC decides to discontinue maintaining any Assigned Patent, XYNOMIC will notify BII of such decision in writing in advance (at the latest [****] prior to any applicable deadline, if any), and BII will have the right to, within [****] following BII’s receipt of the written notice from XYNOMIC, request the cost-free assignment and transfer of the Assigned Patent. If XYNOMIC discontinues maintaining an Assigned Patent without notifying BII and the Assigned Patent lapses, XYNOMIC shall pay to BII contractual damages based on the estimated amount of Royalties that would be payable by XYNOMIC to BII during the remainder of the statutory term of such Assigned Patent if the Assigned Patent had not lapsed.

9.8	Enforcement. If a Party becomes aware of any infringement, anywhere in the world, of any issued Patent within the Assigned Patents, it will promptly notify the other Party in writing to that effect. XYNOMIC shall have the primary right, but not the obligation, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer of the Assigned Patents. XYNOMIC shall bear all expenses of such suit. If XYNOMIC elects not to take action or to bring suit to prosecute such infringement, it shall notify BII of such election within [****] after receipt of the notice of the infringement or immediately after the election to stop any such suit. If after the expiration of [****] period (or, if earlier, the date upon which XYNOMIC provides written notice that it does not plan to bring such action), XYNOMIC has neither obtained a discontinuance of infringement of the Assigned Patent, as the case may be, nor filed suit against any such Third Party infringer of such Patents, then BII shall have the right, but not the obligation, to take action or bring suit against such Third Party infringer of such Patents, provided that BII shall bear all the expenses of such suit. The non-enforcing Party shall provide such assistance as the enforcing Party shall reasonably request in connection with any action or suit hereunder to prevent or enjoin any such infringement or unauthorized use of an Assigned Patent, including agreeing to be joined as a party to such action or suit and executing legal documents. Such assistance will be provided by the non-enforcing Party at the enforcing Party's cost.

9.9	Sharing of Recoveries. Any recoveries obtained as a result of any proceeding against a Third Party infringer (where the infringement relates to the Development, Manufacture and/or Commercialization of any Product) shall be allocated as follows:

(i)	Such recovery shall first be used to reimburse each Party for all reasonable litigation costs in connection with such litigation paid by that Party;

(ii)	such recovery shall then be used to compensate each Party for the respective damages suffered from the infringement of the respective Patent as determined by the court or arbitration panel in the enforcement action, provided that in the event the remaining portion of the recovery is not sufficient to compensate each Party's damages, such compensation shall be paid on a pro-rata share based on the respective damages suffered, provided, however, if such respective damages suffered cannot be reasonably ascertained, the remaining portion of the recovery shall be equally shared between the Parties; and .

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

9.10	Licensed Know-How. BII retains all rights to the Licensed Know-How, subject only to the licenses granted hereunder. For the avoidance of doubt, XYNOMIC shall only be entitled to utilize the Licensed Know-How in accordance with XYNOMIC's rights and obligations under this Agreement.

9.11	Third Party Licenses. If in the reasonable opinion of Xynomic, the Development, Manufacture, or Commercialization of any Compound or Product by Xynomic, any of its Affiliates, or any of its or their Sublicensees infringes or misappropriates any Patent, trade secret, or other intellectual property right of a Third Party in any country or other jurisdiction in the Territory, such that Xynomic, any of its Affiliates or any of its or their Sublicensees cannot Develop, Manufacture, or Commercialize such Compound or Product in such country or other jurisdiction without infringing such Patent, trade secret, or other intellectual property right of such Third Party, then Xynomic may negotiate and obtain a license from such Third Party as necessary for Xynomic and its Affiliates, and its and their Sublicensees to Develop, Manufacture, and Commercialize Compounds and Products in such country or other jurisdiction. [****]

10	RESULTS.

10.1	BII hereby acknowledges that XYNOMIC is the owner of all inventions, data and other results developed by XYNOMIC under this Agreement (“Results”), and BII shall acquire no rights, title or interest whatsoever in or to any such Results, except as specifically and expressly provided under this Agreement.

10.2	XYNOMIC shall be responsible for, and – subject to the terms of this Agreement - has full decisional power with respect to, filing, prosecuting and maintaining, throughout the world, all Patents based on the Results.

10.3	Third Party Rights. If the Development, Manufacture and/or Commercialization of any Product is alleged by a Third Party to infringe a Third Party's Intellectual Property, the Party becoming aware of such allegation shall promptly notify the other Party. XYNOMIC shall be responsible for defending against such allegation and any suit brought by a Third Party based on such allegation except in case BII's activities pursuant to this Agreement infringe or will infringe said Third Party's Intellectual Property, in which case BII shall be responsible for defending itself against such allegation and any suit brought by a Third Party based on such allegation.

11	CONFIDENTIALITY.

11.1	Obligation of Confidentiality. As of the Effective Date, all Confidential Information disclosed, revealed or otherwise made available to one Party (“Receiving Party”) by or on behalf of the other Party (“Disclosing Party”) under, or as a result of, this Agreement are made available to the Receiving Party solely to permit the Receiving Party to exercise its rights, and perform its obligations, under this Agreement. The Receiving Party shall not use any of the Disclosing Party's Confidential Information for any other purpose, and shall not disclose, reveal or otherwise make any of the Disclosing Party's Confidential Information available to any other person, firm, corporation or other entity, without the prior written authorization of the Disclosing Party, except as explicitly stated in this Section 11.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

11.2	Additional Obligations.

11.2.1	Appropriate Safeguards. In furtherance of the Receiving Party's obligations under Section 11.1 hereof, the Receiving Party shall take all reasonable steps, and shall implement all appropriate and reasonable safeguards, to seek to prevent the unauthorized use or disclosure of any of the Disclosing Party's Confidential Information.

11.2.2	Recipients of Confidential Information. Without limiting the generality of this Section 11.2, the Receiving Party shall disclose any of the Disclosing Party's Confidential Information only to those of its Affiliates, officers, employees, assignees, licensees, Sublicensees, contract service providers, and its potential assignees, licensees and Sublicensees, Regulatory Authorities, patent authority, collaborators, acquirers, consultants and investors and potential investors that have a need to know the Disclosing Party's Confidential Information, in order for the Receiving Party to exercise or confirm its rights and/or to perform its obligations under this Agreement, and only if such officers, employees, assignees, licensees, Sublicensees, contract service providers, and its potential assignees, licensees and Sublicensees, and consultants and investors and potential investors have executed appropriate non-disclosure agreements containing substantially similar terms regarding confidentiality and non-use as those set out in this Agreement or are otherwise bound by obligations of confidentiality effectively prohibiting the unauthorized use or disclosure of the Disclosing Party's Confidential Information.

11.2.3	Unauthorized Use or Disclosure. The Receiving Party shall furnish the Disclosing Party with written notice immediately of it becoming aware of any unauthorized use or disclosure of any of the Disclosing Party's Confidential Information by any officer, employee, assignee, licensee or Sublicensee, or potential assignee, contract service provider, and its licensee or Sublicensee, or consultant, investor or potential investor of the Receiving Party, and shall take all actions reasonably required in order to prevent any further unauthorized use or disclosure of the Disclosing Party's Confidential Information.

11.3	Limitations. The Receiving Party's obligations under Sections 11.1 and 11.2 hereof shall not apply to the extent that the Receiving Party can demonstrate by competent evidence that any of the Disclosing Party's Confidential Information:

(i)	is in the public domain, or becomes generally available to the public through no fault of the Receiving Party;

(ii)	was known to the Receiving Party, without restriction of use or disclosure, prior to being made available hereunder;

(iii)	is disclosed, revealed or otherwise made available to the Receiving Party by a Third Party, without restriction of use or disclosure, that is under no obligation of non-disclosure and/or non-use to the Disclosing Party in relation to the subject item; or

(iv)	is required to be disclosed under Applicable Law, or in connection with any application by the Receiving Party for any Regulatory Approvals; provided, however, that the Receiving Party shall furnish the Disclosing Party's with as much prior written notice of such disclosure requirement as reasonably practicable, to permit the Disclosing Party, in its sole discretion, to take appropriate action, including seeking a protective order, in order to prevent the Disclosing Party's Confidential Information from passing into the public domain or becoming generally available to the public.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

11.4	Return of Confidential Information. Subject to Section 13.2, upon termination (but not expiration) of this Agreement for any reason whatsoever, the Receiving Party shall cease all use of and return to the Disclosing Party, or destroy, as the Disclosing Party shall specify in writing promptly upon such termination, all copies of all documents and other materials that contain or embody any of the Disclosing Party's Confidential Information, except to the extent that the Receiving Party is (i) required by Applicable Laws to retain such documents and materials or (ii) remains entitled under this Agreement to use such Confidential Information, and provided further that each Party may keep a single copy of all Confidential Information within its legal archives solely to assure compliance with the provisions of this Section 11. Within [****] after the date of termination of this Agreement, the Receiving Party shall furnish the Disclosing Party with a certificate, duly executed by an officer of the Receiving Party, confirming that the Receiving Party has complied with its obligations under this Section 11.4.

11.5	Survival. All of the Receiving Party's obligations under Sections 11.1 and 11.2 hereof, with respect to the protection of the Disclosing Party's Confidential Information, shall for a period of [****] survive the expiration or termination of this Agreement for any reason whatsoever.

11.6	Public Announcements. During the term of this Agreement, no public announcement concerning the existence of, terms, or subject matter of this Agreement shall be made, either directly or indirectly, by any Party, without first obtaining the prior written approval of the other Party and agreement upon the nature and text of such public announcement; such agreement and approval shall not be unreasonably withheld or delayed. The Parties hereby agree that each Party may issue a press release in the form agreed to by the other Party in writing on or after the Effective Date hereof with respect to the existence and subject matter of this Agreement. Each Party agrees that it shall co-operate fully with the other with respect to all disclosures regarding this Agreement to any governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either Party included in any such disclosure.

11.7	Applicable Laws. Nothing in this Agreement shall be construed as preventing or in any way inhibiting either Party from complying with Applicable Laws or securities regulations governing activities and obligations undertaken pursuant to this Agreement, in any manner which it reasonably deems appropriate, including, for example, by disclosing to Regulatory Authorities or securities regulators Confidential Information or other information received from the other Party, subject to Sections 11.3(iv) and 11.6.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

11.8	Publication. Publications in a journal, paper, magazine or any other such similar disclosure relating to this Agreement, the Compounds and/or the Products require the prior written approval of the other Party, such approval not to be unreasonably withheld. For the avoidance of doubt, with respect to Licensed Know-How (including but not limited to data transferred pursuant to Section 3), only BII and, as the case may be, its Third Party contractors involved in the generation of such Licensed Know-How are entitled to publish such Licensed Know-How, but BII shall provide XYNOMIC with a draft publication [****] in advance of the contemplated publication date for its review. XYNOMIC has the right to request an amendment to the contemplated publication if such publication may harm its rights hereunder (e.g. if structural information of the Compound is disclosed). Any other disclosure intended to be submitted for publication by one Party shall first be sent to the other Party in order to allow such Party to make written comments thereon, and to preserve its Intellectual Property by delaying such publication and/or removing its Confidential Information. In the case of publication of Results, each Party's contribution shall be acknowledged in any publication by co-authorship or other acknowledgment, whichever is appropriate in accordance with customary scientific practice. Once written approval has been granted for a particular disclosure, such disclosed information may be subsequently disclosed without the requirement of further approvals.

12	WARRANTIES; LIABILITY; AND INSURANCE.

12.1	Warranties.

12.1.1	Representations and Warranties of Each Party. Each of BII and XYNOMIC hereby represents and warrants to the other Party hereto that as of the Effective Date:

(i)	it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

(ii)	its execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate, and do not violate (a) such Party’s charter documents, bylaws, or other organizational documents, (b) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party;

(iii)	it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(iv)	this Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

(v)	it is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder; and

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

(vi)	there is no action or proceeding pending or, to the knowledge of such Party, threatened that could reasonably be expected to impair or delay the ability of such Party to perform its obligations under this Agreement.

Furthermore, each of BII and XYNOMIC hereby covenants to the other Party that it shall at all times comply with all Applicable Laws relating to its activities under this Agreement.

12.1.2	Representations and Warranties of BII. BII hereby represents and warrants to XYNOMIC that, as of the Effective Date:

(i)	to the best knowledge of BII, BII or its Affliates Controls (free and clear of any liens, mortgages, security interests, charges, encumbrances or otherwise) the entire right, legal and/or beneficial title and ownership, and interest in the Assigned Patents and the Licensed Know-How;

(ii)	BII has the right to enter into this Agreement and to assign the Assigned Patents and to grant the licenses contained herein;

(iii)	BII or any of its Affiliates has not and will not enter into any any Third Party License; or take any action that is inconsistent with BII’s obligations or impair XYNOMIC’s rights under this Agreement;

(iv)	There is no claim by any Third Party or Regulatory Authority, and BII has not received any written claim or demand alleging that an issued Patent which is within the Assigned Patents is invalid or unenforceable;

(v)	To the best of BII’s knowledge, the data package, regulatory documentation, Assigned Patents and Know-How to be assigned or transferred to XYNOMIC under this Agreement (i) were generated in accordance with all Applicable Laws, including good clinical practices and good laboratory practices, as applicable, and (ii) were received and processed in accordance with all Applicable Laws prior to and during delivery to XYNOMIC;

(vi)	No Third Party has challenged BII or its Affiliates on the extent, validity or enforceability of issued Assigned Patents (including by way of example through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign entity), and all application, registration, maintenance and renewal fees in respect of the Assigned Patents have been paid and all documents and certificates required to be filed with the relevant agencies for the purpose of maintaining such Assigned Patents have been filed.

(vii)	None of the rights of BII or its Affiliates under the Assigned Patents in the Territory were developed with funding from any government or any other governmental authority such that the government in such jurisdiction has any march-in rights in or to any Assigned Patent in the Territory or such that BII or its Affiliates would be subject to any compulsory licensing requirements in the Territory;

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

(viii)	BII represents and warrants that Exhibit 1.5 sets forth a true, accurate and complete list of the Assigned Patents. BII has paid all remuneration that may be due to inventors of the Assigned Patents under any applicable inventor remuneration laws.

(ix)	To the best of BII’s knowledge, BII has provided or will provide to XYNOMIC all Licensed Know-How.

12.1.3	Diligence warranty of XYNOMIC. XYNOMIC acknowledges and agrees that as of the Effective Date it has received access to the information relating to the Assigned Patents and Licensed Know-How that XYNOMIC deemed necessary to conduct and complete its due diligence relating to Compound and Products to its satisfaction. XYNOMIC acknowledges and agrees that BII has answered all questions of XYNOMIC relating to the due diligence of the Compounds and Products, and XYNOMIC warrants that it has diligently reviewed all such information, including information relating to the Assigned Patents and Licensed Know-How, the Compounds and the Products provided by BII.

12.1.4	Disclaimer. Except as specifically and expressly set forth in this Section 12, each Party makes no representation or warranty and specifically disclaims any guarantee, express or implied, relating to the Assigned Patents and the Licensed Know-How, or any other information disclosed, revealed or otherwise made available to the other Party under this Agreement or otherwise, including, but not limited to any representation or warranty that the Development of the Compounds and Products will be successful, in whole or in part, that the Assigned Patents and Licensed Know-How will be suitable for exploitation or that the Compounds and Products conform to the requirements of any Applicable Laws. Subject only to Sections 12.1.1 and 12.1.2 above, BII expressly disclaims any warranties or conditions, express, implied, statutory or otherwise with respect to the Assigned Patents and Licensed Know-How, the Compounds and Products, including any warranty of merchantability, fitness for a particular purpose or non-infringement.

12.1.5	Limitation of Liability. Except in the case of willful or intentional misconduct or gross negligence, neither Party shall be liable to the other Party for any indirect, punitive or consequential damages, whether based on contract or tort, or arising under Applicable Law or otherwise.

12.2	Indemnification.

12.2.1	BII's Obligations to Indemnify. BII shall indemnify, defend and hold XYNOMIC, its Affiliates, and its and their employees, agents, officers, and directors (individually and/or collectively referred to hereinafter as a “Xynomic Party”) harmless from and against any and all losses, liabilities, damages, expenses or fees paid or payable by XYNOMIC or a Xynomic Party to a Third Party (collectively, “Xynomic Losses”) to the extent that such Xynomic Losses result from or arise in connection with a claim, suit or other proceeding made or brought by a Third Party against XYNOMIC or a Xynomic Party (a “Xynomic Claim”) based on, resulting from, or arising in connection with:

(i)	any breach of any of BII's obligations, representations, warranties or covenants set forth in this Agreement;

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

(ii)	any other grossly negligent, willful or intentional misconduct, error or omission on the part of BII or its Affiliates, or any officer, director, employee, agent or representative of the foregoing; or

(iii)	any Development activities conducted by or on behalf of BII or its Affiliates related to any Compound or Product prior to the Effective Date;

provided, however, that BII shall not be obligated to indemnify, defend or hold harmless XYNOMIC or a Xynomic Party from any Xynomic Claim or for any Xynomic Loss incurred by XYNOMIC or a Xynomic Party to the extent XYNOMIC is responsible for indemnifying, defending and holding BII and BII Parties harmless for such Claims as set forth in Section 12.2.2.

12.2.2	XYNOMIC's Obligations to Indemnify. XYNOMIC shall indemnify, defend and hold BII, its Affiliates and its and their officers, directors, trustees, agents and employees (individually and/or collectively referred to herein as an “BII Party”) harmless from and against any and all losses, liabilities, damages, expenses or fees paid or payable by BII or a BII Party to a Third Party (collectively, “BII Losses”) to the extent that such BII Losses result from or arise in connection with a claim, suit or other proceeding made or brought by a Third Party against BII or a BII Party (an “BII Claim”) based on, resulting from, or arising in connection with:

(i)	any breach of any of XYNOMIC's obligations, representations, warranties or covenants set forth in this Agreement;

(ii)	any other grossly negligent, willful or intentionally wrongful act, error or omission on the part of XYNOMIC, or any officer, director, employee, agent or representative of XYNOMIC;

(iii)	any claim that the Development, Manufacture and/or Commercialization of a Compound or a Product fails to conform to the requirements of any Applicable Laws, including the failure by XYNOMIC to obtain any required Regulatory Approvals for the Compound or Products; or

(iv)	any product liability claim regarding the Products to the extent Commercialized by XYNOMIC;

(v)	any Third Party claim regarding an allegation that the Manufacture or Commercialization by XYNOMIC of Compounds or Products pursuant to and consistent with the provisions of this Agreement infringes such Third Party's Intellectual Property;

provided, however, that XYNOMIC shall not be obligated to indemnify, defend or hold harmless BII or an BII Party from any BII Claim or for any BII Loss incurred by BII or an BII Party to the extent BII is responsible for indemnifying, defending and holding XYNOMIC and Xynomic Parties harmless for such Claims as set forth in Section 12.2.1.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

12.3	Indemnification Procedures.

12.3.1	Each indemnified Party shall notify the indemnifying Party (and in reasonable detail) of the Claim within [****] after receipt by such indemnified Party of notice of the XYNOMIC Claim or BII Claim, as the case may be, or otherwise becoming aware of the existence or threatened existence thereof (such XYNOMIC Claim or BII Claim being referred to as a “Claim”). Failure to give such notice shall not constitute a defense, in whole or in part, to any Claim by an indemnified Party hereunder except to the extent the rights of the indemnifying Party are materially prejudiced by such failure to give notice. The indemnifying Party shall notify in English the indemnified Party of its intentions as to the defense of the Claim or potential Claim within [****] after receipt of notice of the Claim. If the indemnifying Party assumes the defense of a Claim against an indemnified Party, the indemnifying Party shall have no obligation or liability under this Section 12 as to any Claim for which settlement or compromise of such Claim or an offer of settlement or compromise of such Claim is made by an indemnified Party without the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld.

12.3.2	The indemnifying Party shall assume exclusive control of the defense and settlement (including all decisions relating to litigation, defense and appeal) of any such Claim (so long as it has confirmed its indemnification obligation responsibility to such indemnified Party under this Section 12.3 with respect to a given Claim); provided, however, that the indemnifying Party may not settle such Claim in any manner that would require payment by the indemnified Party, or would materially adversely affect the rights granted to the indemnified Party hereunder, or would materially conflict with the terms of this Agreement, or adversely affect other products, without first obtaining the indemnified Party's prior written consent, which consent shall not be unreasonably withheld.

12.3.3	The indemnified Party shall reasonably cooperate with the indemnifying Party in its defense of the Claim (including, without limitation, making documents and records available for review and copying and making persons within its control available for pertinent testimony in accordance with the confidentiality provisions of Section 10, and neither Party shall be required to divulge privileged material to the other) at the indemnifying Party's expense. If the indemnifying Party assumes defense of the Claim, an indemnified Party may participate in, but not control, the defense of such Claim using attorneys of its choice and at its sole cost and expense, with such cost and expense not being covered by the indemnifying Party. If an indemnifying Party does not agree to assume the defense of the Claim asserted against the indemnified Party (or does not give notice that it is assuming such defense), or if the indemnifying Party assumes the defense of the Claim in accordance with this Section 12.3 yet fails to defend or take other reasonable, timely action, in response to such Claim asserted against the indemnified Party, the indemnified Party shall have the right to defend or take other reasonable action to defend its interests in such proceedings, and shall have the right to litigate, settle or otherwise dispose of any such Claim; provided, however, that no Party shall have the right to settle a Claim in a manner that would adversely affect the rights granted to the other Party hereunder, or would materially conflict with this Agreement, or would require a payment by the Party, or adversely affect the Party (its Affiliates) or its products in or outside the territory, without the prior written consent of the Party entitled to control the defense of such Claim, which consent shall not be unreasonably withheld.

12.4	Insurance. XYNOMIC shall obtain and maintain during the term of this Agreement reasonable and adequate general liability insurance, patients insurance and product liability insurance. XYNOMIC shall provide to BII written proof of the existence of such insurance upon request.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

13	TERM AND TERMINATION; CONSEQUENCES OF TERMINATION.

13.1	Term and Termination.

13.1.1	Term. This Agreement shall become effective as of the Effective Date and shall expire on a Product-by-Product and country-by-country basis upon the expiration of the Royalty Term of a Product in a country (such period, the “Term”).

13.1.2	Termination for Convenience. XYNOMIC shall have the right to terminate this Agreement at its own discretion at any time by providing [****] prior written notice to BII.

13.1.3	Termination for Cause.

13.1.3.1	In the event that either Party (“Breaching Party”) commits a material breach or default of any of its obligations hereunder, such material breach to include a breach by XYNOMIC of the Development and diligence obligations under Section 4, the other Party hereto (“Non-Breaching Party”) may give the Breaching Party written notice of such material breach or default, and shall request that such material breach or default be cured as soon as reasonably practicable. In the event that the Breaching Party fails to cure such breach or default within [****] after the date of the Non-Breaching Party's written notice thereof (in the event of default of payment within [****] after the date of the Non-Breaching Party's notice), the Non-Breaching Party may terminate this Agreement by giving written notice of termination to the Breaching Party. In the event the Breaching Party indicates in writing that it will be unable or is unwilling to cure the breach, this Agreement may be terminated by the Non-Breaching Party with immediate effect.

13.1.3.2	BII may terminate this Agreement in the event XYNOMIC or any of its Affiliates directly or indirectly challenges the validity of the Assigned Patents in a legal proceeding or supports a Third Party in the challenge of an Assigned Patent in a legal proceeding (in each case before a court of competent jurisdiction). In the event a Sublicensee of XYNOMIC challenges the validity of an Assigned Patent, BII may terminate this Agreement hereunder, if XYNOMIC does not terminate such sublicense agreement with immediate effect.

13.2	Consequences of Termination.

13.2.1	Expiration. Upon expiration of this Agreement, XYNOMIC shall, on a Product-by-Product and country-by-country basis, retain a perpetual, fully paid-up, non-exclusive and cost-free right to use the Licensed Know-How solely for the Products in such country and in the Field.

13.2.2	Termination for convenience by XYNOMIC or for cause by BII. If this Agreement is terminated by XYNOMIC in accordance with Section 13.1.2 or by BII in accordance with Section 13.1.3, then, to the extent permitted by Applicable Laws:

(I)	[****]

(II)	[****]

(III)	[****]

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

13.2.2.1	BII shall have the right to request [****]

13.2.3	Termination for Cause by XYNOMIC. If this Agreement is terminated by XYNOMIC in accordance with Section 13.1.3, the licenses granted by BII to XYNOMIC hereunder shall continue in full force and effect, on a perpetual irrevocable basis, sublicenseable in multiple tiers, in accordance with Section 2; and XYNOMIC may choose (in such case as its sole remedy) to continue to Develop, Manufacture and Commercialize the Compound and Products in the Field in the Territory under all rights and licenses granted by BII hereunder, provided that any subsequent royalty and milestone payment obligations under Section 8 of this Agreement shall be [****].

13.2.4	Accrued Obligations. Termination of this Agreement for any reason whatsoever shall not relieve either Party from its obligations (monetary or otherwise) which have accrued prior to, but remain unsettled or unpaid as of, the date of expiration or termination hereof, or which accrue thereafter, in accordance with Section 13.2.6 hereof. Upon termination of this Agreement any accrued payment obligations shall become immediately due and payable.

13.2.5	Termination for Cause. Subject to Section 13.2.3, termination of this Agreement in accordance with Section 13.1.3 shall not affect or impair the Non-Breaching Party’s right to pursue any legal remedy, including the right to recover damages, for any harm suffered or incurred by the Non-Breaching Party as a result of such breach or default.

13.2.6	Survival. Sections 1, 9, 10, 11, 13.2, and 15.3 through 15.10, inclusive, shall survive the expiration or termination of this Agreement.

14	GOVERNMENT APPROVALS.

Government Approvals. As of and after the Effective Date, XYNOMIC and BII will reasonably cooperate and use respectively all Commercially Reasonable Efforts to obtain all approvals required and make all registrations, filings and applications, to give all notices and to obtain as soon as practicable all other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby.

15	GENERAL PROVISIONS.

15.1	Assignment. Any right or obligation of BII under this Agreement may be assigned to and/or exercised or performed by its Affiliates or Third Parties.

15.2	Except as expressly provided herein, without the prior written consent of BII, XYNOMIC may not sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder to any Third Party, provided that (a) the assignment of this Agreement by operation of law pursuant to a merger or consolidation of XYNOMIC with or into any Third Party shall, regardless of the identity of the surviving entity to such merger or consolidation, not be deemed an assignment in violation of this Section 15.2, (b) XYNOMIC, without such consent, may assign its rights and delegate its duties hereunder to an Affiliate thereof without obtaining such consent, provided that XYNOMIC agrees to remain primarily (and not secondarily or derivatively) liable for the full and timely performance by such Affiliate of all its obligations hereunder, and (c) XYNOMIC, without such consent, may assign its rights and delegate its duties hereunder to a successor entity or acquirer, provided that XYNOMIC agrees to remain primarily (and not secondarily or derivatively) liable for the full and timely performance by such assignee of all its obligations hereunder. Any attempted assignment or delegation in violation of this Section 15.2 shall be void and of no effect.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

15.3	All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of BII or Xynomic, as the case may be.

15.4	Force majeure. If the performance of any part of this Agreement by either Party, or any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the Party liable to perform (including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement)), unless conclusive evidence to the contrary is provided, the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected Party shall use its Commercially Reasonable Efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

15.5	Notices. All notices hereunder shall be in writing in the English language and shall be delivered by personal delivery, by registered mail / international courier, or by facsimile and confirmed by registered mail / international courier on the next Business Day after the transmission, and shall be deemed given (a) on the date of delivery if delivered by personal delivery on a Business Day; (b) on the third Business Day from and including the day of sending in the case of a delivery by registered mail / international courier; or (c) on the next Business Day following the day of transmission in the case of a delivery by facsimile (confirmed by a copy sent as provided above). All notices shall be given:

if to BII, addressed to:

Boehringer Ingelheim International GmbH

Business Development & Licensing Strategic Transactions

Binger Str. 173

55216 Ingelheim

Germany

Facsimile: +49 6132 72145855

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

With a copy to

Legal Strategy and Innovation

Address as above

if to XYNOMIC, addressed to:

2842 Catalino Street

San Mateo, CA 94403, USA

Attention: CEO

Facsimile: (650) 435-5938

With a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention: Wendy Pan, Partner

Fax: +1 212 839 5599

15.6	Governing law. This Agreement and all disputes arising hereunder, shall be exclusively governed by, and interpreted and enforced in accordance with the laws of the State of New York, the United States, without regard to its conflict of law rules; provided, that all questions concerning the construction or effect of patent applications and patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular patent application or patent has been filed or granted, as the case may be. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

15.7	Jurisdiction. Any controversy or claim arising out of or under this Agreement, or the breach thereof, which is not settled under the procedures set forth in the appropriate provisions of Section 8.10 will be finally resolved by binding arbitration, held in New York City, New York, and administered by the American Arbitration Association under its Commercial Arbitration Rules. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. If the Parties cannot mutually agree on a single arbitrator, the Parties will make reasonable efforts to appoint three (3) arbitrators, who are each mutually acceptable to BII and Xynomic, within [****] of the initiation of the arbitration; in the event they are unsuccessful and do not agree to extend the time period, the arbitrators will be appointed in accordance with the rules. The Parties will share the expenses for the arbitrators, but will otherwise be responsible for their own fees in relation to such arbitration. Until such time as arbitrators are appointed, the Parties may seek judicial relief for interim measures, such as injunctive relief, in any court having competent jurisdiction. For clarity, the arbitrators will not have authority or discretion to decide any matter other than the matter for decision before them, and any such decision will not include any award or determination which would amend the applicable terms of this Agreement.

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

15.8	Severability. If any provision of this Agreement is determined by any court or administrative tribunal of competent jurisdiction to be invalid or unenforceable, the Parties shall negotiate in good faith a replacement provision that is commercially equivalent, to the maximum extent permitted by Applicable Laws, to such invalid or unenforceable provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement. Nor shall the invalidity or unenforceability of any provision of this Agreement in one country or jurisdiction affect the validity or enforceability of such provision in any other country or jurisdiction in which such provision would otherwise be valid or enforceable.

15.9	Entire Agreement and Amendments. This Agreement, together with all Exhibits attached hereto, constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior agreements, understandings and communications between the Parties, with respect to the subject matter hereof. No modification or amendment of this Agreement shall be binding upon the Parties unless in writing and executed by the duly authorized representative of each of the Parties; this shall also apply to any change of this Section.

15.10	Waivers. The failure by either Party hereto to assert any of its rights hereunder, including the right to terminate this Agreement due to a breach or default by the other Party hereto, shall not be deemed to constitute a waiver by that Party of its right thereafter to enforce each and every provision of this Agreement in accordance with its terms.

15.11	Independent Contractors. The Parties are independent contractors and this Agreement shall not constitute or give rise to an employer-employee, agency, partnership or joint venture relationship among the Parties and each Party’s performance hereunder is that of a separate, independent entity.

15.12	Headings. The headings are placed herein merely as a matter of convenience and shall not affect the construction or interpretation of any of the provisions of this Agreement.

15.13	Counterparts; Facsimile Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

- signature page follows -

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

IN WITNESS WHEREOF, this Agreement has been signed by the Parties hereto in two originals, each Party acknowledging receipt of one original.

Boehringer Ingelheim International GmbH	XYNOMIC Pharmacuticals, Inc.

By:	By:
Name:	Name:	Yinglin Mark Xu
Title:	Title:	Chairman and Chief Executive Officer
Date:	Date:

By:
Name:
Title:
Date:

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

Exhibit 1.5

Assigned Patents

[****]

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

Exhibit 1.25

Development Compound

BI 882370

[****]

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

Exhibit 2.1

Assignment Form

PATENT ASSIGNMENT

THIS ASSIGNMENT is made on [Date]between

Boehringer Ingelheim International GmbH (“BII”), a German limited liability company, with offices at Binger Straße 173, 55216 Ingelheim am Rhein, Germany

And

Xynomic xxxxx (“Xynomic”), [address]

WHEREAS BII owns and controls certain patents and patent applications related to FAK inhibitor.

NOW THEREFORE in consideration of the premises contained herein and for other valuable consideration that has been exchanged, XYNOMIC requests and the BII HEREBY ASSIGNS to XYNOMIC, [****].

[****].

[****].

This Agreement shall be governed by and construed in accordance with German law.

EXECUTED the date and year first above written

Boehringer Ingelheim International GmbH

Ingelheim, Date

by

ppa.	ppa.
Authorized Signatories

Xynomic

by

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

Annex 1 to the Patent Assignment

[****]

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

Exhibit 3

Transfer Data

[****]

****Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Section  230.406

Exhibit 4.2

Xynomic BI 882370 Development Plan

[****]